CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

VDC Communications, Inc.
Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 3, 1999, relating to the financial statements and schedules of VDC Communications, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
Valhalla, New York
November 18, 1999